                                                                    EXHIBIT 22.1


                 SUBSIDIARIES OF TANDEM COMPUTERS INCORPORATED


    Name of Subsidiary and                                               Jurisdiction
Name Under Which Doing Business                                        of Incorporation
- -------------------------------                                        ----------------
ACI Canada EFTS Limited                                                Nebraska
Australasian On-Line Systems Pty. Ltd.                                 Delaware
Computer Technologies Limited                                          Bermuda
NetWorth, Inc.                                                         Delaware
NonStop Manufacturing Pty. Ltd.                                        Delaware
Tandem Applied Communications Pty. Ltd.                                Australia
Tandem Computers AB                                                    Sweden
Tandem Computers AG                                                    Switzerland
Tandem Computers A/S                                                   Denmark
Tandem Computers Asia Ltd.                                             Delaware
Tandem Computers Asia-Pacific Incorporated                             Delaware
Tandem Computers B.V.                                                  Netherlands
Tandem Computers Canada Limited                                        Canada
Tandem Computers (Central Europe) Incorporated                         Delaware
Tandem Computers Credit Corporation                                    Delaware
Tandem Computers de Mexico, S.A. de C.V.                               Mexico
Tandem Computers do Brasil Inc.                                        Delaware
Tandem Computers Europe Incorporated                                   Delaware
Tandem Computers Export Corporation                                    California
Tandem Computers FSC, Inc.                                             U.S. Virgin Islands
Tandem Computers Ges.M.B.H.                                            Austria
Tandem Computers GmbH                                                  Germany
Tandem Computers Holding Incorporated                                  Delaware
Tandem Computers (Hong Kong) Limited                                   Hong Kong
Tandem Computers (Hungary) Incorporated                                Delaware
Tandem Computers Iberica, S.A.                                         Spain
Tandem Computers India Ltd.                                            Delaware
Tandem Computers International Incorporated                            Delaware
Tandem Computers Investment Corporation                                Delaware
Tandem Computers Investments do Brasil, Inc.                           Delaware
Tandem Computers Italia S.p.A.                                         Italy
Tandem Computers Japan, Limited                                        Japan
Tandem Computers Limited                                               England
Tandem Computers Manufacturing Inc.                                    California
Tandem Computers (Norway) A/S                                          Norway
Tandem Computers Pty. Ltd.                                             Delaware
Tandem Computers S.A.                                                  France
Tandem Computers S.A./N.V.                                             Belgium

    Name of Subsidiary and                                               Jurisdiction
Name Under Which Doing Business                                        of Incorporation
- -------------------------------                                        ----------------
Tandem Computers South Asia Ltd.                                       Delaware
Tandem PRC Incorporated                                                Delaware
Tandem Taiwan Incorporated                                             Delaware
Ungermann-Bass, Inc.                                                   Delaware
Lantec/Ungermann-Bass A/S                                              Norway
Ungermann-Bass Aktiebolag                                              Sweden
Ungermann-Bass Benelux S.A.                                            Belgium
Ungermann-Bass Deutschland GmbH                                        Germany
Ungermann-Bass Espanola Limited                                        Spain
Ungermann-Bass FSC Ltd.                                                Barbados, W.I.
Ungermann-Bass (France) S.A.                                           France
Ungermann-Bass Kabushiki Kaisha                                        Japan
Ungermann-Bass Limited                                                 United Kingdom
Ungermann-Bass Pty. Ltd.                                               Australia
Ungermann-Bass (Venlo), Inc.                                           Delaware